SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement          [ ]    Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                Stein Mart, Inc.
                                ----------------
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

                                Stein Mart, Inc.
                                ----------------

                           NOTICE AND PROXY STATEMENT
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 1999

TO THE HOLDERS OF COMMON STOCK:

         PLEASE TAKE NOTICE that the annual meeting of stockholders of Stein Mart, Inc. will be held on Monday, May 17, 1999, at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida.

         The meeting will be held for the following purposes:

         1. To elect a Board of Directors for the ensuing year and until their successors have been elected and qualified.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The stockholders of record at the close of business on March 16, 1999, will be entitled to vote at the annual meeting.

         It is hoped you will be able to attend the meeting, but in any event, we will appreciate it if you will date, sign and return the enclosed proxy as promptly as possible. If you are able to be present at the meeting, you may revoke your proxy and vote in person.
                                             By Order of the Board of Directors,



                                             James G. Delfs
                                             Secretary

Dated:  April 9, 1999

                                Stein Mart, Inc.

                            1200 Riverplace Boulevard
                           Jacksonville, Florida 32207

                                 ---------------

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD MAY 17, 1999.


         This Proxy Statement and the enclosed form of proxy are being sent to stockholders of Stein Mart, Inc. on or about April 9, 1999 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. The meeting will be held on Monday, May 17, 1999 at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida.

         The Board of Directors has designated Jay Stein and John H. Williams, Jr., and each or either of them, as proxies to vote the shares of common stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised by (i) giving written notice to the Secretary of the Company, (ii) delivery of a later dated proxy, or (iii) attending the meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

                                VOTING SECURITIES

         The stockholders of record entitled to vote was determined at the close of business on March 16, 1999. At such date, the Company had outstanding and entitled to vote 45,348,623 shares of common stock, $.01 par value. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding shares of common stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

         The following table shows the name, address and beneficial ownership as of February 26, 1999 of each person known to the Company to be the beneficial owner of more than 5% of its outstanding common stock:

                                     Amount and Nature of                Percent
Beneficial Owner                     Beneficial Ownership               of Class
----------------                     --------------------               --------

Jay Stein                                16,333,722(1)                    36.0%
1200 Riverplace Boulevard
Jacksonville, Florida  32207

FMR Corp.                                 4,315,700(2)                     9.5%
82 Devonshire Street
Boston, Massachusetts 02109

Baron Capital Group, Inc.                 3,494,400(3)                     7.5%
767 Fifth Avenue
24th Floor
New York, New York 10153

-------------------------

(1) Includes 15,885,772 shares held by Stein Ventures Limited Partnership which is 100% controlled by Mr. Stein and 429,450 shares held by the Jay Stein Foundation Trust over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation.

(2) According to a Schedule 13G filed February 1, 1999, Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 along with Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3
        (a)(6) of the Securities Exchange Act of 1934 are considered "beneficial owners" in the aggregate of 4,315,700 shares, or 9.5% of shares outstanding of the Company's common stock, which shares were acquired for investment purposes by certain advisory clients.

(3) According to the most recent Schedule 13G filed February 17, 1998, Baron Capital Group, Inc. and Ronald Baron, parent holding companies, in accordance with Section 240. 13d-1(b) (ii) (G) and BAMCO, Inc. and Baron Capital Management, Inc., investment advisors registered under Section 203 of the Investment Advisors Act of 1940 along with Baron Asset Fund, an investment company registered under Section 8 of the Investment Company Act are considered "beneficial owners" in the aggregate of 3,494,400 shares (reflective of 5/22/98 2-for-1 stock split), or 7.5% of shares outstanding of the Company's common stock, which shares were acquired for investment purposes by certain advisory clients.

         As of February 26, 1999, all directors and executive officers of the Company as a group owned beneficially 17,169,222 shares of the Company's common stock, or 37.4% of the total shares outstanding. In computing the number of shares owned beneficially by directors and executive officers of the Company as a group, shares subject to options that are not exercisable within 60 days have been excluded.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons owning more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial owners have been complied with.

                              ELECTION OF DIRECTORS

         At the meeting, a Board of eight(8) directors will be elected for one year and until the election and qualification of their successors. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the persons named below who have been designated by the Board of Directors as nominees. Each nominee is at present available for election and, with the exception of Ms. Farthing, is a member of the Board and was elected to the Board by the Company's stockholders. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute. There are no family relationships between any directors or executive officers of the Company. Information concerning the Board's nominees, based on data furnished by them, is set forth below.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.



                                                                                  Year               Shares of
                                                                                  First           Company Common
                                       Positions with the Company;                Became            Stock Owned
                                      Principal Occupations During               Director        Beneficially as of
  Name                                   Past Five Years; Other                   of the          February 26, 1999
  Age                                        Directorships                      Company(1)         (% of Class)(2)
  ----                                -----------------------------             ----------       ------------------
Jay Stein*                            Chairman of the Board of                    1968              16,333,722(3)
(53)                                  the Company since 1989;                                         (36.0%)
                                      President of the Company
                                      from 1979 to 1990;
                                      director of American
                                      Heritage Life Insurance
                                      Company based in
                                      Jacksonville, Florida and
                                      Promus Hotel
                                      Corporation based in
                                      Memphis, Tennessee

John H. Williams,Jr.*                 President (since 1990) and                  1984              656,000(4)
(61)                                  director of the Company;                                        (1.4%)
                                      Executive Vice President
                                      from 1980 to 1990;
                                      director of SunTrust Bank,
                                      North Florida, N.A. in
                                      Jacksonville, Florida

Alvin R."Pete" Carpenter o            Director of the Company;                    1996              3,000(5)
(57)                                  President and Chief
                                      Executive Officer of CSX
                                      Transportation, Inc. since
                                      1992; director of American
                                      Heritage Life Insurance
                                      Company, Regency Realty
                                      Corporation and Florida
                                      Rock Industries, Inc.

Albert Ernest, Jr.+o                  Director of the Company;                    1991              55,000(4)(5)
(68)                                  President of Albert Ernest                                      (0.1%)
                                      Enterprises; director of
                                      Florida Rock Industries,
                                      Inc., and its affiliate,
                                      FRP Properties, Inc.,
                                      Virginia National Bank,
                                      Wickes Lumber Company and
                                      Regency Realty Corporation

Linda McFarland Farthing              Director nominee of the                     ____                ____(5)
(51)                                  Company; President &
                                      Director, Friedman's, Inc.
                                      1998; President &
                                      Director, Cato Corporation
                                      1990-1997

Mitchell W. Legler o                  Director of the Company;                    1991              24,000(4)(5)(6)
(56)                                  sole shareholder of                                             (0.1%)
                                      Mitchell  W.  Legler,   P.A.,  general
                                      counsel  to the  Company  since  1991;
                                      partner  of Foley & Lardner  from 1991
                                      to  1995;  director  of  IMC  Mortgage
                                      Company




                                        3

                                                                                  Year               Shares of
                                                                                  First           Company Common
                                       Positions with the Company;                Became            Stock Owned
                                      Principal Occupations During               Director        Beneficially as of
  Name                                   Past Five Years; Other                   of the          February 26, 1999
  Age                                        Directorships                      Company(1)         (% of Class)(2)
  ----                                -----------------------------             ----------       ------------------

Michael D. Rose+                      Director of the Company;                    1997              40,000(5)
(56)                                  Chairman of Promus Hotel                                        (0.1%)
                                      Corporation   from  1995  to  December
                                      1997;     Chairman     of     Harrah's
                                      Entertainment,   Inc.   from  1995  to
                                      January  1997;  Chairman of The Promus
                                      Companies,  Incorporated  from 1990 to
                                      1995;  Chief Executive  Officer of The
                                      Promus  Companies,  Incorporated  from
                                      1990 to  1994;  director  of  Ashland,
                                      Inc., Darden Restaurants,  Inc., First
                                      Tennessee    National     Corporation,
                                      General  Mills,  Inc.,  Felcor Lodging
                                      Trust,        Inc.,        ResortQuest
                                      International,   Inc.,   and   Nextera
                                      Enterprises, LLC

James H. Winston+o                    Director of the Company;                    1991              57,500(4)(5)(7)
(65)                                  Chairman of LPMC, a real                                        (0.1%)
                                      estate investment firm
                                      based in Jacksonville,
                                      Florida, since 1979;
                                      President of Omega
                                      Insurance Company, Citadel
                                      Life & Health Insurance
                                      Company and Wellington
                                      Investments since 1983;
                                      director of FRP
                                      Properties, Inc. and
                                      Winston Hotels
------------------------

* Member of the Executive Committee, any meeting of which also must include any one of the outside directors.

+     Member of the Audit Committee.

o     Member of the Compensation Committee.

(1)   Directors are elected for one-year terms.

(2) Where percentage is not indicated, amount is less than 0.1% of total outstanding common stock. Unless otherwise noted, all shares are owned directly, with sole voting and dispositive powers. Excludes shares subject to options that are not exercisable within 60 days.

(3) Includes 15,885,772 shares held by Stein Ventures Limited Partnership which is 100% controlled by Mr. Stein and 429,450 shares held by the Jay Stein Foundation Trust over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation.

(4) Includes the following shares which are not currently outstanding but which the named holders are entitled to receive upon exercise of options:

                        John H. Williams, Jr               590,000
                        Albert Ernest, Jr.                  12,000
                        Mitchell W. Legler                  12,000
                        James H. Winston                    12,000






                                        4




      The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by each named individual and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(5) Each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company. Options that are exercisable within 60 days are included in the shares indicated.

(6) These shares are owned by Mr. Legler and his wife as tenants by the entirety.

(7) Includes 20,400 shares owned through corporations of which Mr. Winston is the sole stockholder.

EXECUTIVE OFFICERS

The executive officers of the Company are:

         Jay Stein                          Chairman and Chief Executive Officer
         John H. Williams, Jr.              President and Chief Operating
                                            Officer
         Michael D. Fisher                  Executive Vice President, Stores
         Michael Remsen                     Executive Vice President,
                                            Merchandising
         James G. Delfs                     Senior Vice President, Finance and
                                            Chief Financial Officer

     For additional information regarding Messrs. Stein and Williams see the Directors' table on the preceding pages.

     Mr. Fisher joined the Company in August, 1993 as Executive Vice President, Stores. From 1988 to 1993, Mr. Fisher was Senior Vice President of Stores for Millers Outpost, Inc., a California based chain of apparel stores.

     Mr. Remsen joined the Company in February, 1992 and served as General Merchandising Manager over the ladies' sportswear, children's and intimate apparel divisions prior to his promotion to Executive Vice President, Merchandising effective August 1, 1997. From 1987 to 1992, Mr. Remsen was with Macy's West where he served as Vice President, Merchandise Administrator for girls, infants and toddlers upon his arrival in 1987 and was later given the additional responsibility for boys. In 1990, he was named Administrator for moderate sportswear.

     Mr. Delfs joined the Company in May, 1995 as Senior Vice President, Finance and Chief Financial Officer. From 1993 to 1994 he was Vice President, Chief Financial Officer for Helzberg's Diamond Shops, Inc., a chain of jewelry stores and from 1988 to 1992 he was Vice President, Chief Financial Officer for Abercrombie & Fitch, Inc., a division of The Limited, Inc.

BOARD OF DIRECTORS AND STANDING COMMITTEES

     Regular meetings of the Board of Directors are held four times a year, normally in the first month of each quarter. During 1998, the Board held a total of four regular meetings. All directors attended at least 75% of all meetings of the Board and Board committees on which they served during 1998.

         The Board of Directors has established three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee, which are described below. Members of these committees are elected annually at the regular Board meeting held in conjunction with the annual stockholders' meeting. The Board of Directors presently does not have a nominating committee.

         EXECUTIVE COMITTEE. The Executive Committee is comprised of Messrs. Stein (Chairman) and Williams, plus any one outside director. Subject to the limitations specified by the Florida Business Corporation Act, the Executive Committee is authorized by the Company's bylaws to exercise all of the powers of the Board of Directors when the Board of Directors is not in session. The Executive Committee held no meetings during 1998.

         AUDIT COMITTEE. The Audit Committee is comprised of Messrs. Winston (Chairman), Ernest and Rose, none of whom is an officer of the Company. Regular meetings of the Audit Committee are held twice a year, with one meeting scheduled in conjunction with the annual stockholders' meeting. During 1998, the Audit Committee held two meetings. The principal responsibilities of and functions generally performed by the Audit Committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the Company's employment of independent auditors, and reviewing the annual audit with the auditors.

         COMPENSATION COMITTEE.  The  Compensation  Committee  is comprised of
Messrs. Carpenter (Chairman), Ernest, Legler and Winston. The Compensation Committee generally holds four regular meetings per year. During 1998, the Compensation Committee held four meetings. This Committee has the responsibility for approving the compensation arrangements for senior management of the Company, including annual bonus compensation. It also recommends to the Board of Directors, adoption of any compensation plans in which officers and directors of the Company are eligible to participate. The Compensation Committee also serves as the Option Committee and makes grants of stock options under the Company's Employee Stock Plan.

                  COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

COMPENSATION PHILOSOPHY

         The Compensation Committee believes that the Company should continue to emphasize its philosophy of rewarding performance within the Company, and of encouraging a long-term view by all the Company's officers and other managerial personnel.

         The Company's 1998 fiscal year was a disappointment, with the Company reporting pre-tax income of $33.1 million compared to $57 million for the prior year, resulting in diluted earnings per share of $0.44 versus $0.73 for the prior year.

         While the bonus formulas for many of the Company's officers were driven by applying quantitative factors which the Company believed would positively impact the profitability of the Company, the bonuses for the Company's Chief Executive Officer and Chief Operating Officer were not formula driven, but subject to the discretion of the Compensation Committee. The Committee believed that the Company's disappointing performance for the current year should be taken into effect when applying those bonuses.

EMPLOYEE STOCK OWNERSHIP

         The Compensation Committee determined that the Company's philosophy on focusing on long-term value through the grant of stock options and involving employees in direct ownership of the Company's shares would contribute materially to the Company's success in the long run. The Compensation Committee noted the Company's stock option plans and Employee Stock Purchase Plan continue to achieve an alignment of the interests of key employees with the Company's stockholders, and continue to provide a meaningful incentive for key employees to remain with the Company.

SENIOR EXECUTIVES

         In view of the Company's disappointing results for 1998, the Committee determined that base compensation increases for the Company Chief Executive Officer and Chief Operating Officer should be very modest, in the 3% range, and that their bonuses should reflect the disappointing year. Accordingly, the Committee determined:

         1. Jay Stein, Chairman and Chief Executive Officer, was awarded an increase of $14,000, increasing his salary to $464,000 per year (compared to an increase of $45,000 awarded for the prior year). The Committee also accepted Mr. Stein's proposal that he receive no bonus for the year in view of the Company's disappointing performance compared to the $200,000 bonus which he had received the prior year.

         2. John H. Williams, Jr., the Company's President and Chief Operating Officer, was awarded an increase of $14,000, increasing his salary to $454,000 per year (compared to a $45,000 increase for the prior year). The Committee believed that Mr. Williams had performed well in connection with one of his major areas of responsibility, that of expense management, during the year, but had not achieved the desired results in the other major area of his responsibility, that of merchandising. Accordingly, the Committee determined that a bonus of $100,000 was appropriate, which was one-half of the $200,000 bonus awarded the prior year.

         3. Michael D. Fisher, the Company's Executive Vice President, Stores, received an increase in base salary of $10,000, constituting a 4.2% increase, bringing his total compensation to $250,000. His bonus was based on a formula driven by applying certain quantitative factors, and the application of that formula gave rise to a bonus of $48,800 for the year.

         4. Michael   Remsen,   the   Company's   Executive   Vice   President,
Merchandising, received an increase in base salary of $7,000, constituting a 3.1% increase, bringing his total compensation to $232,000. His bonus was based on a formula driven by applying certain quantitative factors, and the application of that formula gave rise to a bonus of $15,125 for the year.

         5. James G. Delfs, the Company's Chief Financial Officer, received an increase in base salary of $8,000, constituting a 4.8% increase, bringing his total compensation to $173,000. In addition, the Committee approved management's recommendation of a bonus of $36,000.

LONG-TERM INCENTIVE COMPENSATION

         The Company has in effect Stock Option and Employee Stock Purchase Plans for the Company's employees. The Compensation Committee believes that these plans are a principal vehicle for motivating management to work toward long-term growth in stockholder value. Consistent with the Company's philosophy of providing incentives to key employees at all levels, options are awarded to a relatively broad base of employees, down through store managers. Options have been awarded based on positions within the Company, ability to contribute to the Company's profitability, and prior tenure with the Company. For additional information as to the options held by executive officers, see the Option Exercises and Year-End Values Table under "Executive Compensation".

         The  employee  stock  options  reflect the  Company's  philosophy  that
officers'  and  employees'  incentive   compensation  should  reflect  the  same
long-term interests as the Company's shareholders. To encourage continued service with the Company, the options become exercisable ratably on the third, fourth and fifth anniversary dates of grant. Additional increases in the value of the Company's common stock, which benefit all shareholders, will best serve as the primary incentive to its executive officers.

CEO COMPENSATION

         The Compensation Committee's policies with respect to the Chief Executive Officer, Jay Stein, were the same as for the Company's other executive officers except that the application of the Company's bottom-up compensation philosophy resulted in the compensation of the Chief Executive Officer being conservative when compared to the Chief Executive Officers of other companies with similar sales in the retail industry. However, in view of Jay Stein's continuing substantial ownership of shares of the Company's common stock, the Committee believed that Mr. Stein's primary motivation remained that of stock ownership which is most aligned with the interest of other shareholders of the Company and that conservative compensation continued to be appropriate under the circumstances.

CERTAIN TAX MATTERS

         Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public corporation from deducting compensation of more than $1 million each, for its chief executive officer or for any of its four other highest paid officers. Certain performance-based compensation is exempt from this limitation. Compensation in the form of options under the Company's Employee Stock Plan is exempt. Because other forms of compensation to the Company's officers are nowhere near $1 million, the Compensation Committee does not presently have a policy regarding whether it would authorize compensation that would not be deductible for the Company for federal income tax purposes by reason of Section 162(m).


                                             STEIN MART, INC.
                                             COMPENSATION COMMITTEE

                                             Alvin R. "Pete" Carpenter, Chairman
                                             Albert Ernest, Jr.
                                             Mitchell W. Legler
                                             James H. Winston

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to each of the Company's executive officers whose total salary and bonus exceeded $100,000 during the year ended January 2, 1999. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the years indicated.

                                              SUMMARY COMPENSATION TABLE


                                                                                                     Long-Term
                                                 Annual Compensation                               Compensation
                             ----------------------------------------------------------------     --------------

Name And                                                                            Other            Number
Principal                                                                          Annual              Of               All Other
Position                      Year         Salary (1)           Bonus           Compensation         Options        Compensation (2)
-------------------------    -------     --------------     --------------     --------------     --------------    ----------------

Jay Stein                    1998           $446,250           $      0             (3)                 ----             $1,600
Chairman & Chief             1997            402,500            200,000             (3)                 ----              4,140
Executive Officer            1996            372,917            150,000             (3)                 ----              4,784

John H. Williams, Jr.        1998           $436,250           $100,000             (3)                 ----             $1,600
President & Chief            1997            392,500            200,000             (3)               600,000             4,140
Operating Officer            1996            361,667            150,000             (3)                 ----              4,784

Michael D. Fisher            1998           $238,333           $ 48,800             (3)                 ----             $1,600
Executive Vice               1997            204,375            100,000             (3)               200,000             4,140
President, Stores            1996            185,625             85,000             (3)                 ----              4,009

Michael Remsen               1998           $223,750           $ 15,125             (3)                 ----             $1,600
Executive Vice               1997(4)         166,667             74,375             (3)               210,000             4,140
President,
Merchandising

James G. Delfs               1998           $165,000           $ 36,000          $38,009(5)             ----             $1,600
Senior Vice President,       1997            146,667             45,000           47,657(5)           100,000             4,140
Finance & Chief Financial    1996            138,893             35,000           26,720(5)             ----              2,271
Officer

(1) Includes amounts deferred under the 401(k) features of the Company's profit sharing plan.

(2) The Company has not yet made a contribution to its profit sharing plan for 1998, and accordingly, it is not possible as of the date of this Proxy Statement to determine the amount of Company contributions that will be allocated to the accounts of the named executives for 1998. The amounts shown for 1998 represent matching contributions made by the Company in 1998 for voluntary contributions made by the named executives. The amounts shown for 1997 include a base contribution of $1,600 and a matching contribution of $1,600 made by the Company to the 401(k) portion of the plan for voluntary contributions made as well as $940 to the Profit Sharing plan for Messers. Stein, Williams, Fisher, Remsen and Delfs. The amounts shown for 1996 include a base contribution of $1,500 for
     Messrs.  Stein,  Williams  and Fisher   and  $679  for  Mr.   Delfs  and  a
     discretionary contribution of $909 to the Profit Sharing plan for Messrs. Stein, Williams, Fisher and Delfs as well as matching contributions made by the Company to the 401(k) portion of the plan for voluntary contributions made of $2,375 for Messrs. Stein and Williams, $1,600 for Mr. Fisher and $683 for Mr. Delfs.

(3) Excludes certain personal benefits, the total value of which was the lesser of $50,000 or ten percent of the total annual salary and bonus for each of the named executives.

(4) Mr. Remsen became Executive Vice President, Merchandising effective August 1, 1997. The amounts shown for 1997 represent totals for the entire year of 1997.

(5) The amount shown for 1998 includes $25,576 medical claims, $10,800 automobile allowance and $1,633 miscellaneous. The amount shown for 1997 includes $35,441 medical claims, $10,800 automobile allowance and $1,416 miscellaneous. The amount shown for 1996 includes $4,512 medical claims, $4,751 personal use of company automobile, $16,073 moving expense reimbursement and $1,384 miscellaneous.

         Options.   None  of  the  executive  officers  named  in  the  "Summary
Compensation Table" received any stock options or stock appreciation rights during the year ended January 2, 1999.

         The following table sets forth information concerning stock options exercised by the named executives during the year ended January 2, 1999 and the number and value of unexercised options as of January 2, 1999 held by the named executives in the Summary Compensation Table above.

                                    OPTION EXERCISES AND YEAR-END VALUES TABLE

                                                                                                   Value of Unexercised
                                                            Number of Unexercised                       In-the-Money
                           Shares                         Options at January 2, 1999              Options at January 2, 1999
                          Acquired                                 (#)                                     ($)(2)
                            on            Value         ---------------------------------------------------------------------
                          Exercise       Realized
Name                         (#)          ($)(1)        Exercisable       Unexercisable       Exercisable       Unexercisable
---------------          ---------       --------       -----------       -------------       -----------       -------------
Jay Stein,
Chairman &
Chief Executive                             Not                                                   Not                Not
Officer                        0         Applicable         None               None            Applicable         Applicable

John H.
Williams, Jr.,
President &
Chief Operating
Officer                   60,000         $433,700         590,000            600,000           $1,940,023           $     0

Michael D.
Fisher,
Executive Vice
President,
Stores                    20,000         $175,850          73,000            227,000           $    8,250           $16,749

Michael Remsen,
Executive Vice
President,
Merchandising              7,920         $ 81,675           6,600            239,480           $    8,250           $23,282

James G. Delfs,
Senior Vice
President,
Finance & Chief
Financial                                   Not
Officer                       0          Applicable        16,500            133,500           $   20,315           $41,246

---------------------

(1) Value realized is calculated based on the difference between the option exercise price and the market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at December 31, 1998, multiplied by the number of shares underlying the options. The closing price on December 31, 1998 of the Company's Common Stock as reported on The Nasdaq Stock Market (service mark) was $6.9688.

         COMPENSATION OF DIRECTORS. The outside directors receive director's fees of $12,000 per year, plus $2,000 for each meeting of the Board and $1,500 for any committee thereof which they attend, and are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Pursuant to the Company's director stock option plan, each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company upon becoming a director. Approximately one-third of the options become exercisable on each of the third, fourth and fifth anniversary dates of grant at an exercise price equal to the fair market value of the common stock on the date of grant. A total of 84,000 shares is reserved for issuance under this plan.

CERTAIN TRANSACTIONS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

         The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

         Set forth below are various transactions involving the Company and members of the Compensation Committee of the Board of Directors or their related parties. The Board of Directors does not believe that the relationships and transactions described below regarding members of the Compensation Committee adversely affect the performance by the committee of its duties.

         Mr. Legler. Mr. Legler is the sole shareholder of the law firm of Mitchell W. Legler, P.A., which serves as general counsel to the Company. Legal fees received by that firm from the Company were $42,000 for 1998.

                          COMPARATIVE STOCK PERFORMANCE

         The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on The Nasdaq Stock Market [service mark] (U.S.) Index and The Nasdaq Stock Market [service mark] Retail Trades Stock Index for the last five years ended January 2, 1999. The comparison assumes $100 was invested at the beginning of the five year period in Stein Mart, Inc. stock and in each of the indices shown and assumes reinvestment of any dividends.


                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
     STEIN MART, INC., THE NASDAQ STOCK MARKET [SERVICE MARK} (U.S.) INDEX
      AND THE NASDAQ STOCK MARKET [SERVICE MARK] RETAIL TRADES STOCK INDEX

                       =========================================================
                          Stein Mart,           Nasdaq              Nasdaq
         Date                 Inc.              (U.S.)              Retail
================================================================================

       12/31/93              100.0               100.0               100.0
       12/31/94               66.2                97.8                91.2
       12/30/95               57.1               138.3               100.4
       12/28/96              101.6               170.2               120.0
       01/03/98              132.5               209.7               140.0
       01/02/99               72.4               293.5               171.0

================================================================================

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Company has not selected a firm to serve as the independent certified public accountants for the Company for the current fiscal year ending January 1, 2000. The Company is reviewing proposals for the work to be completed for the upcoming year. PricewaterhouseCoopers LLP has served as the auditor for the Company since 1983. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting of stockholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters to come before the meeting; however, if any other matters properly come before the meeting it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                              STOCKHOLDER PROPOSALS

         Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which stockholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, stockholders are hereby notified that if they wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2000 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than December 10, 1999. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals in order to be included in the Company's proxy materials.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report for the year ended January 2, 1999 accompanies this proxy statement. Additional copies may be obtained by writing to Ms. Susan Datz Edelman, the Company's Director of Stockholder Relations, at 1200 Riverplace Boulevard, Jacksonville, Florida 32207.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

Dated:  April 9, 1999.

         STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                                STEIN MART, INC.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
           THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 1999

         The undersigned hereby appoints Jay Stein and John H. Williams, Jr., and each of them, with full power of substitution and revocation, as true and lawful agents and proxies of the undersigned to attend and vote all shares of Common Stock of Stein Mart, Inc., a Florida corporation, that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of Stein Mart, Inc., a Florida corporation, to be held on May 17, 1999 at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829
Riverside  Avenue,   Jacksonville,   Florida,  and  at  any  adjournment  or
adjournments thereof, hereby revoking any proxy heretofore given.


                (Continued and to be signed on the reverse side)

                              FOLD AND DETACH HERE





This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.      Please mark [x]
If no direction is made, this proxy will be voted FOR Proposal 1.  The Board of Directors recommends a vote        your votes as
FOR item 1.                                                                                                        indicated in
                                                                                                                   this example
1. Election of Directors as recommended in the Proxy Statement: Alvin R. "Pete" Carpenter, Albert Ernest, Jr., Linda McFarland
                                                                Farthing, Mitchell W. Legler, Michael D. Rose, Jay Stein, John H.
                                                                Williams, Jr. and James H. Winston

FOR all           WITHHOLD
nominees          AUTHORITY
listed (except   to vote for
as marked to     all nominees   INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name
the contrary)       listed                    in the space provided below.

  [   ]            [   ]                      -----------------------------------------------------------------------------------


2. Should any other matters requiring a vote of the shareholders arise, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.




                                                            Please insert the date and sign your name exactly as it appears hereon.
                                                         If shares are held jointly each joint owner should sign.  Executors, administrators, trustees, guardians, etc., should so indicate when signing.
                                                         Corporations should sign full corporate name by an authorized officer.
                                                         Partnership should sign partnership name by an authorized Partner.


                                                         Unless the date has been inserted below, this Proxy shall be deemed to be dated for all purposes as of the date appearing on the postmark on the envelope in which it is enclosed.  In such a case the Proxies named above are authorized to insert the date inaccordance with these instructions.

                                                         Dated:--------------------------------------------------------------, 1999

                                                         ---------------------------------------------------------------------------

                                                         ---------------------------------------------------------------------------
                                                                            Signature(s) of Shareholder(s)

"PLEASE MARK INSIDE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

                            o FOLD AND DETACH HERE o


                               [Stein Mart. Logo]





Several Company information delivery options are now offered to shareholders. Quarterly information is available immediately on the day of announcement via any of the methods below. Please use the method most convenient for you.

1) Fax: Call 1-800-239-0927 and enter your fax number to get the latest news release(s) faxed directly to you at no charge.

2) Computer: Visit the Stein Mart (www.steinmart.com) web site for latest news release(s) and accompanying financial statements. You can also e-mail smrt@ steinmart.com to reach the investor relations area.

3) Call (904)346-1535 ext.5888. You may choose to listen to a recorded version of the news release OR you may request information to be mailed to you directly. If you would like to continue to have information mailed each reporting period, ask to be placed on Stein Mart's mailing list.

                                Reporting dates for 1999:

      April 27, 1999:           Stein Mart 1Q '99 Financial Results News Release
      July 27, 1999:            Stein Mart 2Q '99 Financial Results News Release
      October 26, 1999:         Stein Mart 3Q '99 Financial Results News Release
      February 29, 2000:        Stein Mart FY '99 Financial Results News Release